UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 12/16/11

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4470 Cox Road Glen Allen, Virginia 23060

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 527-1970

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On December 16, 2011, Star Scientific, Inc., a Delaware corporation (the “Company”), filed its Seventh Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (as amended, the “Certificate of Incorporation”). The Certificate of Incorporation, formally approved by the Company’s stockholders on December 16, 2011, increases the total number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), that the Company is authorized to issue from 187,500,000 shares to 207,500,000 shares. The Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 16, 2011, the Company held the annual meeting of its stockholders. The Company previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting. On the record date of November 4, 2011, there were 135,055,505 shares of Common Stock outstanding and eligible to vote.

Proposal 1: Election of Directors

Six nominees for the Board of Directors were elected to serve until the next annual meeting of stockholders or until their respective successors are elected and qualify or until their earlier removal or resignation. The tabulation of votes was:

	September 30,	September 30,	September 30,
Nominee	Votes For	Votes Against/Withheld	Broker Non-Votes
Christopher C. Chapman	44,089,688	3,147,130	61,042,510
Neil L. Chayet	42,851,615	4,385,203	61,042,510
Burton J. Haynes	44,352,575	2,844,243	61,042,510
Mario V. Mirabelli	44,433,205	2,803,613	61,042,510
Paul L. Perito	43,192,895	4,043,923	61,042,510
Jonnie R. Williams	43,297,264	3,939,554	61,042,510

Proposal 2: Approval of an Amendment to Certificate of Incorporation

The Company’s Seventh Amended and Restated Certificate of Incorporation, increasing the number of shares of Common Stock that the Company is authorized to issue from 187,500,000 to 207,500,000, was ratified as set forth below:

Votes	For	Against	Abstain
108,279,328	100,904,488	4,945,137	2,429,703

Proposal 3: Approval of the Star Scientific, Inc. 2011 Performance Bonus Plan

The Company’s proposal to approve the Star Scientific, Inc. 2011 Performance Bonus Plan was ratified as set forth below:

Votes	For	Against	Abstain	Broker Non-Votes
108,279,328	41,199,222	5,613,014	424,582	61,042,510

Proposal 4: Approval of Certain Stock Option Awards and an Amendment to the 2008 Incentive Award Plan

The Company’s proposal to approve stock option awards previously granted to certain employees under the 2008 Incentive Award Plan (the “Plan”) and to approve an amendment to correspondingly increase the number of shares of Common Stock authorized for issuance under the Plan from 6,000,000 to 14,900,000, was ratified as set forth below:

Votes	For	Against	Abstain	Broker Non-Votes
108,279,328	39,895,204	6,939,646	401,968	61,042,510

Proposal 5: Ratification of the Appointment of Independent Auditor

The appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent auditor for the fiscal year ending December 31, 2011 was ratified as set forth below:

Votes	For	Against	Abstain
108,279,328	104,417,201	2,996,280	865,847

Proposal 6: Advisory Vote on Executive Compensation

An advisory resolution on the compensation of the Company’s named executive officers was ratified as set forth below:

Votes	For	Against	Abstain	Broker Non-Votes
108,279,328	42,164,896	4,586,309	485,613	61,042,510

Proposal 7: Frequency of Advisory Vote on Executive Compensation

An advisory resolution on the frequency of an advisory vote on executive compensation was ratified as set forth below:

Votes	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
108,279,328	41,970,222	1,091,248	3,611,023	564,325	61,042,510

In light of the Company’s board of directors’ recommendation of an annual advisory vote on executive compensation and taking into account the preferences of the stockholders, as set forth above, the Company’s board of directors has determined that it will hold an advisory vote on the compensation of the Company’s named executive officers annually until the next required vote on the frequency of stockholder votes on executive compensation, which will occur no later than our annual meeting of stockholders in 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Seventh Amended and Restated Certificate of Incorporation of Star Scientific, Inc., dated December 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.

Date: December 20, 2011	By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and Chief Operating Officer

5